EXHIBIT 10.25

                             SUBORDINATION AGREEMENT

      THIS SUBORDINATION AGREEMIENT (this "AGREEMENT") is made as of the 30th day of September, 1996, by and between Bank of America Texas, N.A. ("BOFA") and Marwit Capital Company, L.P. ("MARWIT") and acknowledged by New West Communications, Inc., a Delaware corporation ("BORROWER").

                                    RECITALS

      WHEREAS, BofA has made, or in the future may make, credit accommodations available to Borrower, pursuant to the terms and provisions of that certain Business Loan Agreement (Receivables and Inventory) dated as of September 30, 1996, by and between BofA and Borrower (the "LOAN AGREEMENT").

      WHEREAS, Marwit has made credit accommodations available to Borrower, pursuant to the terms and provisions of that certain Senior Convertible Note, dated as of September 30, 1996, in the principal amount of $1,250,000.00, by Borrower for the benefit of Marwit (the "SUBORDINATED NOTE").

      WHEREAS, in order to induce BofA to make the credit accommodations described above available to Borrower, Marwit has agreed to subordinate certain of its rights and claims now existing or hereafter arising against Borrower to the rights and claims of BofA now existing or hereafter arising against Borrower, all in accordance with the terms and provisions of this Agreement.

      WHEREAS, but for the agreements of Marwit contained herein BofA would not make the credit accommodations available to Borrower.

      WHEREAS, the parties hereto are entering into this Agreement in order to set forth their agreements as to payment of the Senior Indebtedness (hereinafter defined) and the Junior Indebtedness (hereinafter defined) and their agreements as to certain other matters, including but not limited to lien priorities.

      NOW, THEREFORE, for and in consideration of the premises and the mutual agreements contained herein, the parties hereto hereby agree as follows:

                                   AGREEMEENT

                             ARTICLE I - DEFINITIONS

      As used in this Agreement, the terms defined above shall have their respective meanings set forth above and the following terms shall have the following meanings:
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            "COLLATERAL" shall mean any and all property which now constitutes or hereafter will constitute collateral or other security for payment of the Senior Indebtedness or the Junior Indebtedness.

            "DISTRIBUTION" by any Person shall mean (a) with respect to any stock issued by such Person, the retirement, redemption, purchase or other acquisition for value of any such stock, (b) the declaration or payment of any dividend or other distribution on or with respect to any such stock,
      (c) any loan or advance by such Person to, or other investment by such Person in, the holder of any such stock, and (d) any other payment (other than ordinary salaries to employees or advances made in the ordinary course of business to employees for travel or other expenses incurred in the ordinary course of business) by such Person to or for the benefit of the holder of any such stock.

            "FEDERAL BANKRUPTCY CODE" shall have the meaning set forth in
      Article VIII of this Agreement.

            "JUNIOR CREDITOR" shall mean Marwit and its successors and assigns.

            "JUNIOR DOCUMENTS" shall mean any and all agreements, documents and instruments evidencing, governing or executed or delivered in connection with the Junior Indebtedness, including, without limitation, the Subordinated Note.

            "JUNIOR INDEBTEDNESS" shall mean any and all indebtedness, obligations and liabilities of every kind and character of Borrower now or hereafter owing to Junior Creditor, including, without limitation, the indebtedness evidenced and to be evidenced by the Junior Documents, whether such indebtedness, obligations and liabilities are direct or indirect, primary or secondary, joint, several or joint and several, fixed or contingent and whether incurred by Borrower as maker, endorser, guarantor or otherwise.

            "PERMITTED PAYMENTS" shall have the meaning set forth in Article IV of this Agreement.

            "PERSON" shall mean and include an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture or other entity or a governmental authority.

            "PROCEEDS" shall have the meaning assigned to it under the Uniform Commercial Code, shall also include "products" (as defined in the Uniform Commercial Code), and, in any event, shall include, but not be limited to
      (a) any and all proceeds of any insurance, indemnity, warranty, letter of credit or guaranty or collateral security payable to any grantor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to the owner of the Collateral from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any

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      governmental body, authority, bureau or agency (or any Person acting under color of governmental authority) and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

            "SENIOR CREDITOR" shall mean BofA and its successors and assigns.

            "SENIOR DOCUMENTS" shall mean any and all agreements, documents and instruments evidencing, governing or executed or delivered in connection with the Senior Indebtedness or the Senior Creditor's interests in the Collateral, including, without limitation, the Loan Agreement and that certain Security Agreement (Receivables, Inventory and Equipment) by and between Borrower and Senior Creditor.

            "SENIOR INDEBTEDNESS" shall mean any and all indebtedness, obligations and liabilities of every kind and character of Borrower now or hereafter owing to Senior Creditor pursuant to or evidenced by the Senior Documents, whether such indebtedness, obligations and liabilities are direct or indirect, primary or secondary, joint, several or joint and several, fixed or contingent and whether incurred by Borrower as maker, endorser, guarantor or otherwise, not to exceed Three Million and No/100 Dollars ($3,000,000.00).

                        ARTICLE II - RIGHTS IN COLLATERAL

      2.1 PRIORITIES REGARDING COLLATERAL. Any and every lien and security interest in the Collateral in favor of or held for the benefit of the Senior Creditor has and shall have priority over any lien or security interest that Junior Creditor might have or acquire in the Collateral notwithstanding any statement or provision contained in the Junior Documents or otherwise to the contrary and irrespective of the time or order of filing or recording of financing statements, deeds of trust, mortgages or other notices of security interests, liens or assignments granted pursuant thereto, and irrespective of anything contained in any filing or agreement to which any party hereto or its respective successors and assigns may now or hereafter be a party, and irrespective of the ordinary rules for determining priorities under the Uniform Commercial Code or under any other law governing the relative priorities of secured creditors. Junior Creditor will note on any and all filings that it makes pursuant to the Uniform Commercial Code that its interest in the Collateral is subordinated to the interest held by Senior Creditor.

      2.2 MANAGEMENT OF COLLATERAL. Senior Creditor shall have the exclusive right to manage, perform and enforce the terms of the Senior Documents with respect to the Collateral, to exercise and enforce all privileges and rights thereunder according to its discretion and the exercise of its business judgment including, but not limited to, the exclusive right to take or retake possession of the Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate the Collateral, pursuant to a foreclosure or otherwise. Notwithstanding any rights or remedies available to Junior Creditor under applicable law or under any document or instrument evidencing, securing or otherwise executed in connection with the incurrence of the obligations contemplated by the Junior Documents, Junior Creditor shall nor foreclose upon its

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security interest in any of the Collateral, or exercise similar remedies with respect thereto, so long as any of the Senior Indebtedness shall continue to exist, and only the Senior Creditor shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Collateral. Junior Creditor will not in any manner interfere with Senior Creditor's security interests in the Collateral unless and until Borrower has satisfied in full the Senior Indebtedness and Senior Creditor has given Junior Creditor written notice thereof. Junior Creditor waives notice of, and agrees not to challenge the method, manner, time, place or terms, of any disposition of the Collateral by Senior Creditor. Accordingly, should Senior Creditor elect to exercise its rights and remedies with respect to any of the Collateral, Senior Creditor may proceed to do so without regard to any interest of Junior Creditor, and Junior Creditor waives any claims that it may have against Senior Creditor for any disposition of the Collateral. Junior Creditor agrees, whether or not a default has occurred in the payment of any indebtedness or the performance of any other obligations to it, that any liens on and security interests in the Collateral or any portion thereof that it might have or acquire shall automatically be fully released ipso facto as to all indebtedness and other obligations secured thereby owing to Junior Creditor if and when Senior Creditor releases its lien in and security interest on such Collateral in the event of any sale, disposition or other realization by Senior Creditor (or any agent therefor) upon such Collateral.


                             ARTICLE III - PROCEEDS

      3.1 DISTRIBUTION OF PROCEEDS OF COLLATERAL. At any time during which all or any part of the Senior Indebtedness remains outstanding, and whether or not the same is then due and payable, the Proceeds of any sale, disposition or other realization by Senior Creditor (or any agent therefor) upon all or any pan of the Collateral shall be applied first to the payment in full of all Senior Indebtedness in such order as Senior Creditor shall determine in its sole discretion.

      3.2 CONTINGENT OBLIGATIONS. For purposes of distributing the Proceeds of Collateral pursuant to this ARTICLE III, the portion of Senior Indebtedness consisting of loans or advances not yet made by Senior Creditor to Borrower under the Senior Documents (including, but not limited to, reimbursement for fees, costs and expenses) shall be considered Senior Indebtedness then outstanding, and the Senior Creditor shall have the right to retain, in a cash collateral account, cash collateral equal to the amount thereof which Senior Creditor determines, in its sole good faith discretion, may arise or exist from time to time.

      3.3 HOLDING OF PROCEEDS IN TRUST. Except as provided for in Article IV of this Agreement, in the event Junior Creditor receives Proceeds of the Collateral, Junior Creditor shall be deemed to hold all of such Proceeds in bust for the benefit of Senior Creditor until the proper application thereof in accordance with SECTION 3.1 hereof. Junior Creditor shall not seek to challenge the validity, enforceability, priority or perfection of any of the Senior Documents if the purpose or effect thereof would in any manner defeat or delay the distribution of the Proceeds of any Collateral in the manner set forth in
SECTION 3.1 hereof.

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                           ARTICLE IV - SUBORDINATION

      Junior Creditor covenants and agrees that the Junior Indebtedness, howsoever evidenced and whether now existing or hereafter incurred, shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Senior Indebtedness:

            (a) The holder of the Senior Indebtedness shall first be finally and irrevocably paid in cash an aggregate amount equal to the principal thereof and termination fees, if any, interest at the time due thereon, and all other costs, fees, expenses and/or obligations now or hereafter owing thereunder, before any payment or Distribution of any character, whether in cash, securities or other property, shall be made on account of the Junior Indebtedness or otherwise to or for the benefit of Junior Creditor; and any payment or Distribution of any character, whether in cash, securities or other property, which would otherwise, but for the provisions of this ARTICLE IV, be payable or deliverable in respect of the Junior Indebtedness or otherwise shall be paid or delivered directly to the holder of the Senior Indebtedness (or its duly authorized representatives), until all the Senior Indebtedness shall have been paid in full.

            (b) Notwithstanding the provisions of SUBPARAGRAPH (A) of this
ARTICLE IV, Borrower may (i) pay interest on the unpaid principal balance of the Subordinated Note on a monthly basis in arrears; (ii) make regularly scheduled payments of principal on the terms and conditions set forth in the Subordinated
Note in effect on the date hereof; and (iii) make mandatory prepayments of principal on the terms and conditions set forth in the Subordinated Note in effect on the date hereof, but only in the event that the Senior Indebtedness shall have been paid in fall prior to such time (the "PERMITTED PAYMENTS"); PROVIDED, HOWEVER, that as a condition precedent to Borrower's right to make (and the Junior Creditor's right to receive) any and all such Permitted Payments, there shall not have occurred or then exist a default or event of default under any of the Senior Indebtedness or any of the Senior Documents, or an event or condition which with notice, lapse of time or the making of such payment would constitute a default or event of default under any of the foregoing.

            (c) In the event that Junior Creditor exercises its rights under the Subordinated Note to purchase stock of Borrower and to apply balances on the Subordinated Note against the purchase price of such stock, Junior Creditor shall not sue for, collect or receive any Distribution on account of such stock in amounts that would exceed payments permitted herein on the principal amount of the Subordinated Note used to purchase such stock, until such time as the Senior Indebtedness has been paid in full.

            (d) Junior Creditor agrees to promptly notify the Senior Creditor in writing of any default or event of default on any Junior Indebtedness or otherwise or under any of the Junior Documents and further agrees not to exercise any right or remedy or take any enforcement action with respect to any default or event of default on any of the Junior Indebtedness or otherwise or under any of the Junior Documents until the earliest of (a) the expiration of 120 days following Senior Creditor's receipt of Junior Creditor's notice of default, (b) the exercise by Senior Creditor of any acceleration or foreclosure available to it upon a

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default or event of default with respect to the Senior Indebtedness, or (c) at such time as the Senior Indebtedness has been paid in full. Without limiting any of the foregoing, any failure of Borrower to perform any of its obligations to Junior Creditor as a result of any of the prohibitions, restrictions or limitations set forth in this Agreement shall not constitute the basis for a default or event of default on any Junior Indebtedness or under any Junior Documents.

            (e) No reimbursement, payment, direct or indirect, or disbursement of other property or assets of Borrower shall be made by Borrower on account of the Junior Indebtedness or otherwise or received, accepted, retained or applied by Junior Creditor (except for the account and benefit of Senior Creditor, which shall be held in trust for Senior Creditor or except for Permitted Payments as allowed in SUBPARAGRAPH (b) of this ARTICLE IV) until such time as the Senior Indebtedness has been finally and irrevocably paid in full in cash.

            (f) Without affecting Junior Creditor's obligations set forth in this Agreement not to exercise any remedy as set forth in this Agreement, in the event that Junior Creditor receives any payment of any character, whether in cash, securities, or other properties, that would, but for the provisions of this Agreement, be payable or deliverable in respect of the Junior Indebtedness, such cash, securities or other properties shall be held in trust for the benefit of the holder of the Senior Indebtedness and shall be paid or delivered to the holder of the Senior Indebtedness (or its authorized representatives), in the proportions in which it holds same, until all the Senior Indebtedness shall have been paid in full.

            (g) The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the holder of the Junior Indebtedness, on the one hand, and the holder of the Senior Indebtedness on the other hand. Nothing contained in this Agreement is intended to or shall impair, as between Borrower and its creditors other than the holder of the Senior Indebtedness and the holder of the Junior Indebtedness, the obligation of Borrower which is absolute and unconditional, to pay to the holder of the Junior Indebtedness the principal thereof and interest thereon as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights against Borrower of the holder of the Senior Indebtedness.

            (h) No right of any present or future holder of any of the Senior Indebtedness to enforce the subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Borrower or by any act in good faith or failure to act in good faith by any such holder, or by any noncompliance by Borrower with the covenants, agreements and conditions of the Junior Indebtedness, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

            (i) Senior Creditor shall have no obligation to preserve the rights of the Collateral against any prior parties or to marshal any of the Collateral for the benefit of any Person.

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
                   ARTICLE V - BENEFIT OF AGREEMENT; AMENDMENT

      This Agreement shall constitute a continuing offer to all persons who, in reliance upon such provisions, become a Senior Creditor, and such provisions are made for the benefit of each Senior Creditor and each of them may enforce such provisions. Junior Creditor agrees not to assign or transfer, at any time this Agreement remains in effect, any rights, claim or interest of any kind in or to any Junior Indebtedness without first notifying Senior Creditor and making such assignment expressly subject to this Agreement. The provisions of the Junior Documents as in effect on the date hereof may not be amended or modified in any respect without the prior written consent of Senior Creditor.

                         ARTICLE VI - FURTHER ASSURANCES

      Each of the parties hereto hereby agrees to promptly execute and deliver to the other parties hereto any and all such further instruments and documents and take such further action as such other parties may reasonably request in order to fully effect the purposes of this Agreement.

                ARTICLE VII - REPRESENTATIONS AND WARRANTIES

      7.1 AUTHORITY; BINDING OBLIGATION. Each of the parties hereto hereby represents and warrants to the other party hereto that:

            (a) such party has full power, authority and legal right to execute, deliver and perform this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement; and

            (b) this Agreement constitutes a legal, valid and binding obligation of such party enforceable against it in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors rights generally and except as enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

      7.2 TOTAL INDEBTEDNESS. Junior Creditor represents and wan-ants to Senior Creditor that the Subordinated Note in effect as of the date hereof identifies all of Borrower's existing indebtedness and obligations to Junior Creditor.

                            ARTICLE VIII - BANKRUPTCY

      Junior Creditor agrees not to commence, or to join with any other creditor in commencing, any case under Title 11 of the United States Code, as amended and/or superseded (the "FEDERAL BANKRUPTCY CODE") by or against Borrower or any of its property without the prior

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
written consent of Senior Creditor. The provisions of this Agreement shall continue in frill and effect, notwithstanding the commencement of a case under the Federal Bankruptcy Code by or against Borrower. In furtherance of the foregoing, if Junior Creditor receives any property of, or payments from Borrower after the commencement of such a case on account of a secured claim which is subordinated by the terms of this Agreement (whether as "adequate protection" payments or otherwise), Junior Creditor shall immediately turn such property or payments over to the Senior Creditor. To the extent that Junior Creditor has or acquires any rights under Section 363 or Section 364 of the Federal Bankruptcy Code with respect to the Collateral, Junior Creditor hereby agrees not to assert such rights without the prior written consent of the Senior Creditor. The Junior Creditor hereby grants to the Senior Creditor the right, but Senior Creditor shall not be obligated, to file, prove and vote claims on account of the Junior Indebtedness in any receivership, bankruptcy, or other proceeding under the Federal Bankruptcy Code commenced by or against Borrower. Notwithstanding the foregoing, Senior Creditor's rights to file and prove claims on account of the Junior Indebtedness shall vest if and only if Junior Creditor has not elected to file and prove its claim on account of the Junior Indebtedness within thirty (30) days prior to the bar date for claims or the date fixed for such filings; however, Senior Creditor shall have the right to vote the claims on account of the Junior Indebtedness in any event.

                           ARTICLE IX - MISCELLANEOUS

      9.1 NO WAIVER, CUMULATIVE REMEDIES. No failure to exercise, and no delay in exercising on the part of any party hereto, any right, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and shall not be exclusive of any rights or remedies provided by law.

      9.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telegraph, telecopier, or telex) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the mail, postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, or in the case of telex notice, when sent, answer back received, addressed as set forth below or to such address or other address as may be hereafter notified by the respective parties hereto:

            To Senior Creditor      Bank of America Texas, N.A.
                                    333 Clay Street, Suite 3600
                                    Houston, Texas 77002
                                    Attn:  Kim Ruth
                                    Facsimile: 713/652-3628

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            With a copy to          Hughes & Luce L.L.P.
                                    Three Allen Center
                                    333 Clay, Suite 3800
                                    Houston, Texas 77002
                                    ATN:  Paul A. Berry
                                    Facsimile: 713/754-5206

            To Junior Creditor      Marwit Capital Company, L.P.
                                    180 Newport Center Drive, Suite 200
                                    Newport Beach, California 92660
                                    ATN:  Matthew L. Witte
                                    Facsimile: 714/720-8077

      9.3 GOVERNING LAW. TIES AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS, TRANSFEREES AND ASSIGNS.

      9.4 AMENDMENTS AND WAIVERS. Neither this Agreement nor any of the terms hereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by each of the parties hereto.

      9.5 EXCULPATION. Neither the Senior Creditor nor its agents have made to the other parties hereto nor do any of them hereby or otherwise make any representations or warranties, express or implied, nor do they assume any liability with respect to (i) obligors under any instruments of guarantee; (ii) the enforceability, validity, value or collectibility of the Senior Indebtedness, any Collateral therefor, or any guarantee or security which may have been granted to any of them in connection with the Senior Documents; or
(iii) Borrower's title or right to transfer any collateral or security. No party hereto shall be liable to any other party hereto for any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on its part or its respective agents, officers, employees or attorneys with respect to any transaction relating to the Collateral or this Agreement. To the maximum extent permitted by law, except as otherwise provided herein, Junior Creditor waives any claim it might have against Senior Creditor with respect to, or arising out of, the handling of the Collateral (including, without limitation, any such claim based upon the timing or method of realizing upon such Collateral).

      9.6 THIRD PARTY RIGHTS. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or other interest under, or because of the existence of, this Agreement.

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      9.7 TERMINATION. This Agreement shall terminate upon the final and indefeasible payment in full of all the Senior Indebtedness and the termination of all of the Senior Documents.

      9.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

      9.9 LEGEND. The Subordinated Note and all other promissory notes issued in connection with the Junior Indebtedness shall contain a legend substantially in the form of the following:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS AND THUS MAY NOT BE TRANSFERRED UNLESS REGISTERED UNDER THAT ACT AND SUCH LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THIS NOTE AND THE INDEBTEDNESS EVIDENCED BY THIS NOTE ARE SUBORDINATED, IN RIGHT OF PAYMENT, TO THE PRIOR PAYMENT IN FULL OF THE INDEBTEDNESS OF THE COMTANY TO BANK OF AMERICA TEXAS, N.A. AS SENIOR LENDER ("SENIOR LENDER") IN ACCORDANCE WITH THE TERMS OF THE SUBORDINATION AGREEMENT, DATED OF EVEN DATE HEREWITH, BETWEEN SENIOR LENDER AND HOLDER."

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

                                    SENIOR CREDITOR:

                                    BANK OF AMERICA TEXAS, N.A.

                                    By: _______________________
                                    Name: _____________________
                                    Title: ____________________

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                                    JUNIOR CREDITOR:

                                    MARWIT CAPITAL COMPANY, L.P.

                                    By: Marwit Associates, Inc., its general
                                    partner

                                    By: _______________________
                                    Name: _____________________
                                    Title: ____________________

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